Exhibit 4.2
SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 30, 2004 (the “Effective Date”), by and among (i) ZARS, INC., a Utah corporation (the “Company”), (ii) holders of the Company’s Series A Preferred Stock (as defined below) listed on Exhibit A attached hereto (the “Series A Investors”), (iii) holders of the Company’s Series B Preferred Stock (as defined below) listed oh Exhibit B attached hereto (the “Series B Investors” and together with the Series A Investors, the “Prior Investors”), and (iv) holders of the Company’s Series C Preferred Stock (as defined below) listed on Exhibit C attached hereto (the “Series C Investors” and together with the Prior Investors, the “Preferred Investors”).
RECITALS
     A. The Company and the Prior Investors entered into an Amended and Restated Registration Rights Agreement dated February 3, 2003, as amended by the First Amendment to the Amended and Restated Registration Rights Agreement dated July 23, 2003 (the “Prior Registration Rights Agreement”).
     B. The Company and certain of the Preferred Investors have entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company wants to sell to such Preferred Investors and such Preferred Investors want to purchase from the Company shares of the Company’s Series C Preferred Stock.
     C. The Company and the Prior Investors desire to extend registration rights to purchasers of the Company’s Series C Preferred Stock and to induce such Preferred Investors to purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.
     C. The Company and the Prior Investors also desire to amend certain of the provisions set forth in the Prior Registration Rights Agreement by amending and restating in this Agreement the obligations with respect to registration and other rights, which shall for all purposes subsume, supersede and replace the Prior Registration Rights Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual benefit to be derived from this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

     “Best efforts” means a party’s commercially reasonable best efforts.
     “Board” means the Board of Directors of the Company.
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the Company’s common stock, par value $0.12 per share.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Holder” shall mean a Preferred Investor at any time during which such Preferred Investor holds Registrable Securities and any holder of Registrable Securities to whom the registration rights granted by this Agreement have been transferred by a Holder in compliance with Section 10 of this Agreement.
     “Initiating Holders” shall mean Holders owning not less than twenty percent (20%) of the Registrable Securities then outstanding.
     “Qualified IPO” means the closing of a firm underwritten public offering of shares of the Common Stock of the Company at an offering price per share (prior to underwriting commissions and expenses) that values the Company at not less than $175 million in an offering with proceeds of not less than $20 million (exclusive of underwriting discounts and registration expenses).
     “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
     “Registrable Securities” shall mean (i) Shares issued or issuable pursuant to the conversion of Series Preferred or upon the exercise and conversion of any warrants or options to purchase Series Preferred and (ii) any Shares issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of such Shares referenced in clause (i) above; provided, however, that Registrable Securities shall not include any Shares which have previously been registered or which have been sold to the public either pursuant to a registration statement or are eligible for sale under and have been sold pursuant to Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned or are not assignable.
     “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation, salaries and expenses of the Company’s officers and directors, all registration, qualification, listing, quotation and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, up to $20,000 in fees and disbursements of one special counsel to the Holders, blue sky fees and expenses, expenses of any regular or special audits (whether quarterly, annual or otherwise) and other accounting fees incident to or required by any such registration, any related liability insurance obtained by or on behalf of the Company, but shall not include Selling Expenses.

     “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
     “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel for the Holders, other than the fees and disbursements of one counsel for all of the Holders registering securities in any given registration as provided in the definition of “Registration Expenses” above.
     “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, par value $0.12 per share.
     “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.12 per share.
     “Series C Preferred Stock” shall mean the Company’s Series C Preferred Stock, par value $0.12 per share.
     “Series Preferred” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, collectively.
     “Shares” shall mean shares of the Company’s Common Stock, par value $0.12 per share.
2. Restrictions.
     2.1 Restrictions. Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2 and Section 11, provided and to the extent such Sections are then applicable, and (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, or to its affiliated funds or any of the directors, officers, partners or members of the Holder or its partners or affiliated funds, (B) a

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limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, or (D) to the Holder’s family member or trust for the benefit of an individual Holder, provided in all cases enumerated in clauses (A) – (D) that the transferee is subject to the terms of this Section 2 and Section 11 as if such transferee were an original Holder hereunder. Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Section 2.
     2.2 Stock Legends. Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend required under applicable state securities laws or the Company’s charter documents):
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
     2.3 Removal of Legends. The Company shall promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be disposed of without registration, qualification, or legend.
3. Requested Registration.
     3.1 Request for Registration. If the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to that number of Registrable Securities which would result in anticipated aggregate gross proceeds to the Initiating Holders of at least $2,000,000, the Company will:
          (a) promptly deliver written notice of the proposed registration to all other Holders; and
          (b) as soon as practicable, use its best efforts to effect such registration, qualification or compliance on the appropriate form (including with respect to such registration the execution of an undertaking to file post-effective amendments, appropriate qualification

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under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested or required and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after receipt of such written notice from the Company.
          Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3.1:
               (i) prior to the earlier of: (X) August ___, 2008 or (Y) six months from the date of a Qualified IPO;
               (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (iii) after the Company has effected two registrations pursuant to Section 3.1;
               (iv) if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that
                    (A) in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement. If such certificate is furnished, the Company shall have the right to defer such filing (but not more than once during any twelve (12) month period) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; or
                    (B) the Company plans to file a registration statement for a public offering (for its own benefit or for the benefit of the Holders) within ninety (90) days;
               (v) if the Initiating Holders are able to request a registration on Form S-3 pursuant to Section 4; or
               (vi) within six months after the Company has effected a registration pursuant to this Section 3.1.
     3.2 Other Securities. A registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions Section 3.3 below, include other Shares of the Company which are issued by the Company or held by officers or directors of the Company.

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     3.4 Underwriting. If the Initiating Holders intend to distribute the Shares covered by their request pursuant to this Section 3 by means of an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 3.1, or as appropriate, and the Company shall include such information in the written notice referred to in Section 3.1(a), as appropriate. The Initiating Holders shall have the right to select the managing underwriter of the offering, which managing underwriter shall be reasonably acceptable to the Board of Directors of the Company. The right of any Holder to include his Shares in any registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in any such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. Any Holder may elect to include in such underwriting all or a part of the Registrable Securities then held by such Holder. Shares issued by the Company or owned by the Holders may be included in such registration statement; provided, however, that if the managing underwriter or underwriters of such offering shall advise the Company in writing that, because of marketing reasons or the size of the offering intended to be made, the success of the offering would be adversely affected by the inclusion of securities other than those owned by the Initiating Holders, then the amount of securities to be offered for the account of the Company and the Holders not initiating the registration shall be reduced to the extent necessary (including excluding such securities from the registration entirely) to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. Under such circumstances, the priority for inclusion in the underwritten offering shall be determined as follows: (i) first, to those securities to be included in the underwritten offering by the Initiating Holders, (ii) second, to those securities to be included in the underwritten offering by the other Holders and (iii) third, to those securities to be offered by the account of the Company in the underwritten offering. If after excluding all Shares from the Company and Holders not initiating the registration, the managing underwriter or underwriters advises the Initiating Holders in writing that, because of marketing reasons or the size of the offering intended to be made, the success of the offering would be adversely affected by the inclusion of all Shares requested to be included by the Initiating Holders, then the number of Registrable Securities to be included in the underwriting shall be allocated among all Initiating Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Initiating Holder. If any person who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person shall be excluded therefrom by written notice delivered by the Company or the managing underwriter. Any Registrable Securities and/or other securities so excluded or withdrawn shall also be withdrawn from registration.
4. Piggy-Back Registration.
     4.1 Notices. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating to employee benefit plans, or a registration relating to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:
          (a) promptly deliver written notice thereof to each Holder; and

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          (b) use its best efforts to include in such registration (and any related registration or qualification under blue sky laws or other compliance), except as set forth in Section 4.2, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within fifteen (15) days after the Company’s written notice described in Section 4.1(a) above is given. A Holder’s written request may specify all or a part of a Holder’s Registrable Securities.
     4.2 Priority on Piggyback Registrations.
          (a) If the registration of which the Company gives notice is for an underwritten registered public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1(a). In such event, the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Board of Directors of the Company shall have the right to select the managing underwriters for such offering.
          (b) Notwithstanding the foregoing, if the representative of the managing underwriter advises the Company that marketing factors or the size of the offering require a limitation of the number of Shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. Under such circumstances, the priority for inclusion in the underwritten offering shall be determined as follows: (i) first, to those securities to be issued by the Company; (ii) second, to those securities to be included in the underwritten offering that are owned by Holders of Registrable Securities, allocated in proportion, if necessary, as near as practicable to the amount of Registrable Securities owned by each Holder; and (iii) third, to those securities to be included in the underwritten offering by any other person. Notwithstanding the foregoing, unless otherwise determined by the managing underwriter or underwriters, the securities to be included in the underwritten offering by Holders of Registrable Securities may not be reduced to less than twenty-five (25%) of the total amount of the securities to be included in such offering, unless such offering is the Qualified IPO, in which case the securities to be included is such offering may be reduced to zero. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter.
5. Registration on Form S-3.
     5.1 Registration on Form S-3. After the Qualified IPO, the Company shall use its commercially reasonable best efforts to qualify for, and remain eligible for, registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) its Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms. In case the Company shall receive from Initiating Holders a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 that permits resales of securities) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would result in anticipated

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gross proceeds in excess of $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall:
          (a) promptly deliver written notice to the other Holders of the proposed registration and offer them the opportunity to participate; and
          (b) use its commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) so as to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holders may reasonably request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request delivered to the Company within fifteen (15) days after receipt of such written notice from the Company.
          Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.1:
               (i) following the filing of, and for one hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith;
               (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (iii) after the Company has effected three registrations pursuant to Section 5.1;
               (iv) if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that
                    (A) in the good faith judgment of the Board, it would be detrimental to the Company and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement. If such certificate is furnished, the Company shall have the right to defer such filing (but not more than once during any twelve (12) month period) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; or

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                    (B) the Company plans to file a registration statement for a public offering (for its own benefit or for the benefit of the Holders) within ninety (90) days; or
               (v) if during the most recent twelve (12) month period, the Company has effected two registrations pursuant to Section 5.1.
6. Costs and Expenses. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3, 4 or 5 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 3 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 3. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.
7. Obligations of the Company.
     7.1 Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall:
          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and to keep such registration statement effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs, to the extent permitted by and subject to applicable law; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, up to one hundred eighty (180) days to keep the registration statement effective until all such Registrable Securities are sold, however in no event longer than one year from the effective date of the registration statement and provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (A) and (B) above shall be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.
          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement.

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          (c) Furnish to each Holder participating in the registration, without charge, such numbers of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.
          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
8. Rule 144 Reporting.
     8.1 Reporting. With a view to making available to all Holders the benefits of certain rules and regulations of the Commission which may permit the sale of Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;
          (b) file with the Commission in a timely manner all reports and other documents required by the Company under the Securities Act and the Exchange Act; and
          (c) so long as a Holder owns any restricted securities, as that term is understood and defined in Rule 144, subject to this Agreement, furnish to each Holder of Registrable Securities forthwith upon such Holder’s request (i) a written statement by the Company as to its compliance with the public information requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports, documents and other information in the possession of or reasonably obtainable by the Company as may be reasonably requested in availing any such Holder of any rule or regulation of the Commission permitting the sale of any shares without registration.
9. Information by Holder. Each Holder of Registrable Securities shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.
10. Transferability. The rights set forth in this Agreement may be assigned by a Holder (i) to any majority-owned subsidiary or parent of, or to any corporation or other entity that is an affiliate or successor in interest to, any such Holder to which such Holder transfers any number of Registrable Securities, (ii) in the case of any Holder that is a partnership or limited liability company, to its affiliated funds or any of the directors, officers, partners or members of the

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Holder or its partners or affiliated funds, (iii) to any spouse or lineal descendant of a Holder or a trust for the benefit of any such person and (iv) to any other transferee of one hundred thousand (100,000) or more Registrable Securities; provided, however, that the Company receives written notice of such transfer and any such assignee agrees in writing to be bound by the terms of this Agreement.
11. Lockup Agreement. Each Holder of Registrable Securities agrees that in connection with the initial registration of the Company’s securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), not to sell, make any short sale of, loan, pledge or otherwise hypothecate or encumber, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration), including by a sale pursuant to Rule 144 (except as part of such underwritten offering), without the written consent of the managing underwriters in such underwritten offering, for a period not to exceed one hundred eighty (180) days from the effective date of such registration. The Company may impose stop-transfer instructions with respect to the Shares (or other securities held by the Holders) subject to the foregoing restriction until the end of such one hundred eighty (180) day period; provided, however, that the foregoing obligation shall be conditioned upon all officers and directors of the Company and all holders of more than one percent of the Shares of the Company entering into similar agreements and not being released from such agreements at any time before or during such one hundred eighty (180) day period.
12. Indemnification. If any Registrable Securities, as the case may be, are included in a registration statement under this Agreement:
          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder participating in a registration, qualification or compliance pursuant to this Agreement, their affiliates, partners, officers, employees, directors, legal counsel, accountants and agents (each, a “Participating Holder”), any underwriter (as defined in the Securities Act) for such Participating Holder and each person, if any, who controls such Participating Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in connection with such registration, qualification or compliance (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any prospectus, offering circular or similar documents, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities laws; and the Company shall pay to each such Participating Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating, preparing, defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such

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registration by such Participating Holder; provided further, that the obligation of the Company contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed.
          (b) To the extent permitted by law, each Holder, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, shall indemnify and hold harmless the Company, each of its current and former directors, officers, employees, legal counsel, accountants, and agents, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Participating Holder and any controlling person of any such underwriter or other Participating Holder, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent, but only to the extent, that such Violation occurs in reliance upon information furnished by such Holder expressly for use in connection with such registration; and each such Holder shall pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section, in connection with investigating, preparing, defending or settling any such loss, claim, damage, liability, or action; provided, however, that the obligation of such Holder contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed. However, in no event shall any Holder’s liability under this Section 12 exceed the net proceeds to such Holder of Registrable Securities sold as contemplated herein.
          (c) Each party entitled to indemnification under this Section 12 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) will have the right to participate in such defense at such Indemnified Party’s expense. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 12, but the omission so to deliver written notice to the Indemnifying Party shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 12. The payments required by this Section shall be made periodically throughout the course of investigation or defense, as and when bills are received or expenses incurred, provided that the Indemnified Party seeking reimbursement of expenses hereunder undertakes in a writing reasonably satisfactory to the Indemnifying Party, to repay all amounts previously paid over to the Indemnified Party if it is ultimately determined (by a final judgment of a court of competent jurisdiction) that such party is not entitled to indemnification hereunder. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any

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judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
          (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party, other than pursuant to its terms, with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party to this Agreement, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 12 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any Holder’s liability for contribution under this Section exceed the net proceeds to such Holder of Registrable Securities sold as contemplated hereby.
          (e) The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section 12 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 12(c). No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          (g) The obligations of the Company and Holders under this Section shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise; provided, however, that the remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to the Company or Holders at law or in equity.

13

13. Miscellaneous.
     13.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile or similar writing) and shall be given to (a) the Company at its address or facsimile number set forth below and (b) the Preferred Investors at their address or facsimile number set forth on the Exhibits to this Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Holders and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile, one business day following when such facsimile is transmitted to the facsimile number specified in this Section and the receipt is electronically confirmed, (ii) if given by mail, five days for domestic addresses and seven days for foreign addresses after deposit in the mails, registered or certified mail with first class postage prepaid, return receipt requested, addressed as aforesaid or (iii) if delivered by hand or messenger, upon actual delivery.
If to the Company:
ZARS, INC.
Attention: Larry D. Rigby
1142 West 2320 South
Salt Lake City, UT 84119
Fax No. (801) 350-0909
With copy to (which shall not constitute notice):
Ballard Spahr Andrews & Ingersoll, LLP
Attention: David R. Rudd
201 South Main Street, Suite 600
Salt Lake City, Utah 84111
Fax No. (801) 351-3001
The address of any party to which notices may be delivered pursuant to this Section may be changed by such party by delivering written notice of such changed address in the same manner as notices are required to be delivered pursuant to this Section.
     13.2 No Waivers. No failure or delay by one party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     13.3 Additional Registration Rights. The Company shall not grant registration rights equal or senior to the registration rights granted under this Agreement to any other holder of the Company’s securities without the prior approval of the holders of a majority of the number of Registrable Securities.

14

     13.4 Modification of Agreement Assignment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of a majority of the then outstanding Registrable Securities, and any such amendment, waiver, discharge or termination shall be binding on all the Preferred Investors and the Company, but in no event shall the obligation or liability of any Preferred Investor hereunder be materially increased, or shall any such amendment, waiver, discharge or termination have a disproportionately adverse effect on any Preferred Investor in relation to the other Preferred Investors, except upon the written consent of such Preferred Investor. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Preferred Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Preferred Investor. Except as set forth in Section 10, no party to this Agreement may sell, assign or transfer any interest in this Agreement, or any rights or obligations hereunder, including, without limitation, a party’s rights, title, interests, remedies, powers and duties hereunder.
     13.5 Effect of Amendment or Waiver. The Preferred Investors and their successors and assigns acknowledge that by the operation of Section 13.4 hereof Preferred Investors holding more than a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.
     13.6 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     13.7 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     13.8 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement, except as expressly provided in this Agreement.
     13.9 Survival. All covenants, agreements, representations and warranties made herein or otherwise in writing in connection herewith shall survive both the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.
     13.10 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah, without regard to the principles of conflicts of laws thereof.
     13.11 Entire Agreement. This Agreement and the other documents contemplated herein collectively represent the full and final understanding and agreement among the parties with respect to the subjects hereof and may not be contradicted by evidence of prior, contemporaneous

15

or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     13.12 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent or for any reason, such provision shall be severed from this Agreement and the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. A provision which is valid, legal and enforceable shall be substituted for the severed provision.
     13.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     13.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on (a) the closing of a Qualified IPO, if all Shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any ninety (90) day period, or (b) on the date after the closing of a Qualified IPO in which all Shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, but in no event later than the second anniversary of any such closing under either (a) or (b).
     13.15 Termination of Prior Registration Rights Agreement. The Prior Registration Rights Agreement is hereby terminated and shall be of no further force or effect, and shall be superseded and replaced in its entirety by this Agreement.
     13.16 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
     13.17 Dispute Resolution Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

16

     13.18 Rights of Preferred Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.
[Signature Page Follows]

17

     IN WITNESS WHEREOF, this Agreement is entered into between the parties as of the first date written above.

ZARS, INC.
By:	/s/ Larry Rigby
Larry Rigby
Its:	President

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

S-1

ZARS, Inc. Investors (Series A, B, and C)

A.J.M. BEEKMAN	By:	/s/ A.J.M. Beekman

	Name:	A.J.M. Beekman
Title:

ALLEN F. HILL	By:	/s/ Allen Hill

Name: Allen F. Hill
Title: Investor

ALMA INVESTMENTS, L.L.C.	By:	/s/ Craig R. Crockett

	Name:	Craig R. Crockett

Title: Manager – Alma Investments LLC

ANTHONY A. AND ROBIN L. BETZ	By:	/s/ Anthony Betz & Robin Betz

Name: Anthony A. Betz and Robin L. Betz
Title:

ANTHONY G. MESSINA	By:	/s/ Anthony Messina

Name: Anthony Messina
Title: Self

B. KERRY LOWDER AND TERRI LOWDER	By:	/s/ Terri Lowder and Kerry Lowder

	Name:	Terri Lowder/Kerry Lowder
Title:

BARBARA BAGNASACCO	By:	/s/ Barbara Bagnasacco

Name: Barbara Bagnasacco
Title:

BLAINE L. AND MARILYN B. CARLTON, JOINT OWNERS	By:	/s/ Blaine L. Carlton

Name: Blaine L. Carlton
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

S-2

BLAKE PARRISH AND JILL PARRISH, JOINT TENANTS	By:	/s/ Jill Parrish and Blake Parrish

	Name:	Jill Parrish and Blake Parrish
Title:

BRUCE WARD	By:	/s/ Bruce Ward

Name: Bruce Ward
Title: GM Elcam Medical

BURWEN FAMILY TRUST U/D/T DATED 9/30/88	By:	/s/ David M. Burwen

Name: David M. Burwen
Title: Trustee

CAROLYN AND MICHAEL ASHBURN	By:	/s/ Carolyn Ashburn and Michael Ashburn

Name: Carolyn Ashburn and Michael Ashburn
Title:

CDIB BIOSCIENCE VENTURES I, INC.	By:	/s/ Benny T. Hu

Name: Benny T. Hu
Title: Chairman

CEPHALON, INC.	By:	/s/ Peter E. Grebow

Name: Peter E. Grebow
Title: Sr. V.P., Technical Operations

CHARLES SCHWAB & CO. INC. FBO JOHN B. IVERSON IRA	By:	/s/ John B. Iverson

Name: John B. Iverson
Title: IRA

CHARLES SCHWAB & CO. INC. FBO: GREG F. SCHENK IRA	By:	/s/ Greg F. Schenk

	Name:	Greg F. Schenk
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

CHARLES SCHWAB & CO., INC. FBO	By:	/s/ Richard D. Waltman

RICHARD DEAN WALTMAN, IRA	Name: Richard D. Waltman
Title:

CHRISTOPHER M. VISCOMI	By:	/s/ Christopher M. Viscomi

	Name:	Christopher M. Viscomi
Title:

COLBY H. MOSIER	By:	/s/ Colby H. Mosier

Name: Colby H. Mosier
Title: Owner

CRAIG R. CROCKETT, TRUSTEE OF THE CRAIG R.	By:	/s/ Craig R. Crockett

CROCKETT PROFIT SHARING PLAN DATED 12-30-88	Name: Craig R. Crockett Profit Sharing Plan 12/30/88
Title: Trustee

DALE AND KIMBERLY MAYFIELD	By:	/s/ Dale Mayfield and Kimberly Mayfield

Name: Dale Mayfield and Kimberly Mayfield
Title:

DANIEL AND MARGARET SELIGSON TRUST UAD 3/27/97	By:	/s/ Daniel Seligson

Name: Daniel Seligson
Title: Trustee

DANIEL RUBEN	By:

Name:

Title:

DAVID B. ALAND	By:	/s/ David B. Aland

Name: David B. Aland
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

DAVID J. BIRNBACH	By: Name:	/s/ David J. Birnbach David J. Birnbach
Title:

DAVID M. BERRYMAN AND LISA Y. BERRYMAN	By:
Name:
Title:

DAVID R. RUDD AND LESLIE C. RUDD, JOINT TENANTS	By: Name:	/s/ David R. Rudd David R. Rudd
Title:

DENNIS J. CLIFFORD AND JANET M. CLIFFORD	By: Name:	/s/ Dennis J. Clifford and Janet M. Clifford Dennis J. and Janet M. Clifford
	Title:	Shareholders

DENNIS J. WYMAN AND JANE R. WYMAN	By: Name:	/s/ Dennis J. Wyman Dennis J. Wyman
Title:

DENNIS P. O’BRIEN AND ROBIN L. O’BRIEN	By: Name:	/s/ Dennis P. O’Brien and Robin L. O’Brien Dennis P. O’Brien Robin L. O’Brien
Title:

DENNIS V. HASLAM, TRUSTEE, DENNIS V. HASLAM REVOCABLE TRUST	By: Name:	/s/ Dennis V. Haslam Dennis V. Haslam
	Title:	Trustee

DONNA P. KIMBALL AND JOHN F. KIMBALL, JR.	By: Name:	/s/ Donna P. Kimball Donna P. Kimball
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

DR. P.L. HOUWELING	By:	/s/ Peter Houweling
	Name:	Peter Houweling
	Title:	Doctor

DRAPER ASSOCIATES, L.P.	By: Name:	/s/ Timothy Draper Timothy Draper
	Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET PARTNERS FUND, LLC	By: Name:	/s/ Stephen T. Jurvetson Stephen T. Jurvetson
	Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET VENTURES GMBH & CO. KG	By: Name:	/s/ Stephen T. Jurvetson Stephen T. Jurvetson
	Title:	Managing Director

DRAPER FISHER JURVETSON EPLANET VENTURES L.P.	By: Name:	/s/ Stephen T. Jurvetson Stephen T. Jurvetson
	Title:	Managing Director

DRAPER FISHER JURVETSON FUND VII, L.P.	By: Name:	/s/ Stephen T. Jurvetson Stephen T. Jurvetson
	Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VII, LLC	By: Name:	/s/ Stephen T. Jurvetson Stephen T. Jurvetson
	Title:	Managing Director

EDWARD CHUNG	By:	/s/ Edward Chung
	Name:	Edward Chung
Title:

ELLEN AND THEODORE STANLEY	By: Name:	/s/ Theordore Stanley and Ellen Stanley
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

ELLEN STANLEY AND RICHARD STANLEY AS J.T.	By: Name:	/s/ Ellen Stanley and Richard Stanley
Title:

EUGENE D. MEMOLY	By:	/s/ Eugene D. Memoly
	Name:	Eugene D. Memoly
Title:

GARY REICH IRA UTA CHARLES SCHWAB & CO	By:	/s/ Gary Reich
INC.	Name:	Gary Reich
Title:

GLEN A. LARSEN	By: Name:	/s/ Glen A. Larsen Glen A. Larsen
Title:

GLEN A. LARSEN TERESA L. LARSEN	By: Name:	/s/ Glen A. Larsen Glen A. Larsen
Title:

GREG F. SCHENK	By: Name:	/s/ Greg F. Schenk Greg F. Schenk
Title:

HAROLD W. ROSEMANN AND CATHY ROSEMANN	By: Name:	/s/ Harold W. Rosemann and Cathy Rosemann Harold W. Rosemann Cathy Rosemann
Title:

HENRY GOITZ, MD	By:	/s/ Henry Goitz
	Name:	Henry Goitz
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

INGRID SEUFFERT	By: Name:	/s/ Ingrid Seuffert Ingrid Seuffert
	Title:	Owner

IRA FBO GEORGE S. TAYLOR, PERSHING LLC AS CUSTODIAN	By: Name:	/s/ George S. Taylor George S. Taylor
Title:

JACK FOLEY	By: Name:	/s/ Jack Foley Jack Foley
Title:

JAMES A. BRADWAY	By: Name:	/s/ James A. Bradway James A. Bradway
Title:

JAMES A. BRADWAY AND ALICE K. BRADWAY	By: Name:	/s/ James Bradway and Alice Bradway James Bradway and Alice Bradway
Title:

JAMES A. BRADWAY, TRUSTEE OF JIM BRADWAY MD, PC TRUST RETIREMENT PLAN	By: Name:	/s/ James A. Bradway James A. Bradway
	Title:	Trustee

JAMES MICHAEL OLDROYD TRUSTEE OF	By:	/s/ James M. Oldroyd
THE TETON WOMEN’S HEALTH CENTER PA	Name:	James M. Oldroyd
MONEY PURCHASE PLAN & TRUST	Title:	Trustee of the Teton Women’s Health Center PA Money Purchase Plan

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

JAMES U. JENSEN	By:	/s/ James U. Jensen
	Name:	James U. Jensen
Title:

JAN A. CROCKETT AND/OR CRAIG R. CROCKETT	By: Name:	/s/ Jan A. Crockett and Craig R. Crockett Jan A. Crockett and Craig R. Crockett
	Title:	Individually

JENNIFER A. MCFARLANE TRUST, 1998	By:
Name:
Title:

JOHN R. HAMPSHIRE	By: Name:	/s/ John R. Hampshire John R. Hampshire
Title:

JOSEPH W. PEPPER	By: Name:	/s/ Joseph W. Pepper Joseph W. Pepper
Title:

JUDITH P. MARTIN, TRUSTEE OF JUDITH P. MARTIN REV TRUST DTD 10/18/93	By: Name:	/s/ Judith P. Martin Judith P. Martin
	Title:	Trustee

KEITH H. AND KELLY A. O’BRIEN	By:	/s/ Keith O’Brien and Kelly O’Brien
	Name:	Keith O’Brien and Kelly O’Brien
Title:

KELLY C. HARMSEN	By:	/s/ Kelly C. Harmsen
	Name:	Kelly C. Harmsen
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

KIRTON & MCCONKIE	By:	/s/ Michael Krieger
	Name:	Michael Krieger
	Title:	Director

LANETTE P. AND LARRY H. HANSEN	By: Name:	/s/ Lanette P. Hansen and Larry Hansen Lanette P. Hansen and Larry H. Hansen
Title:

LEWIS S. COLEMAN, M.D.	By: Name:	/s/ LS Coleman Lewis S. Coleman
	Title:	M.D.

LINDA J. RICE, TRUSTEE OF THE LINDA J. RICE TRUST U/D/T/ DTD. 4/2/01	By: Name:	/s/ Linda J. Rice Trustee of the Linda J. Rice Trust
	Title:	U/D/T DTD. 4/2/01

MARIANNE OJILE	By: Name:	/s/ Marianne Ojile
Title:

MARIANNE AND JOSEPH OJILE	By: Name:	/s/ Marianne Ojile and Joseph M. Ojile
Title:

MARK J. ADRIAN, SR.	By:	/s/ Marla M. Adrian
	Name:	Marla M. Adrian
	Title:	Administrator and sole heir Mark J. Adrian, Sr. Estate

MARY ANN O. STANLEY, TRUSTEE, OR HER SUCCESSORS IN TRUST, UNDER THE MARY	By: Name:	/s/ Mary Ann O. Stanley Mary Ann O. Stanley
ANN O. STANLEY LIVING TRUST, DATED MAY	Title:
5, 1997, AND ANY AMENDMENTS THERETO
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

MATTHEW FRANK	By:	/s/ Matthew Frank
Name:
Title:

MAURICE LIPPMANN, M.D., OR MARIANNE H. LIPPMANN	By: Name:	/s/ Maurice Lippmann, M.D. and Marianne H. Lippmann
Title:

MAYFIELD FAMILY TRUST	By: Name:	/s/ Gary L. Mayfield Gary L. Mayfield
	Title:	Trustee

MERCED INVESTMENTS LLC	By: Name:	/s/ Curt P. Crowther Curt P. Crowther
	Title:	Managing Member

MICHAEL & KATHERINE DOUGHERTY	By: Name:	/s/ Katherine S. Dougherty and Michael E. Dougherty Katherine S. Dougherty and Michael E. Dougherty
Title:

MICHAEL E. AND KATHERINE S. DOUGHERTY	By: Name:	/s/ Katherine S. Dougherty and Michael E. Dougherty Michael E. Dougherty and Katherine S. Dougherty
Title:

MICHAEL J. CLIFFORD	By: Name:	/s/ Michael J. Clifford Michael J. Clifford
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

MICHAEL N. BEHRENS	By: Name:	/s/ M. Behrens Michael Behrens
Title:

MONTREUX EQUITY PARTNERS II SBIC, LP	By:
	Name:	Howard Palefsky
	Title:	Managing Member

MONTREUX EQUITY PARTNERS III SBIC, LP	By:
	Name:	Howard Palefsky
	Title:	Managing Member

MOUNTAINLAND BUILDERS INC. PROFIT	By:	/s/ Stephen M. Schirf
SHARING PLAN FBO STEPHEN M. SCHIRF	Name:	Stephen M. Schirf
	Title:	President

NANCY A. RIGBY FAMILY LIVING TRUST	By: Name:	/s/ Nancy Rigby Nancy Rigby
	Title:	Trustee

NATHAN L. PACE, JENNIFER A. PACE, JTWROS	By: Name:	/s/ Nathan L. and Jennifer A. Pace Nathan L. and Jennifer A. Pace
Title:

PACIFIC NORTH WEST PAIN MANAGEMENT	By:	/s/ Stuart Du Pen
ASSOC. INC. PS. PENSION PLAN FBO	Name:	Stuart Du Pen, M.D.
STUART DU PEN, M.D.	Title:	President

PAMELA CALLAHAN	By: Name:	/s/ Pamela Callahan Pamela Callahan
Title:

PAMELA K. STEWART WEILENMANN AND MICHAEL L. WEILENMANN	By:	/s/ Pamela K. Stewart Weilenmann and Michael L. Weilenmann
	Name:	Pamela K. Stewart Weilenmann and Michael L. Weilenmann
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

PATRICK G. LYNN	By:
Name:
Title:

PATSY R. ASHBURN-WOODS TRUST	By:	/s/ Patsy Woods (Patsy R. Ashburn-Woods)
	Name:	Patsy R. Ashburn-Woods
	Title:	Trustee

PERRY G. FINE	By: Name:	/s/ Perry G. Fine Perry G. Fine
Title:

PETER J. VICENTE AND MARGARET D. VICENTE	By: Name:	/s/ Peter J. Vicente and Margaret D. Vicente Peter J. and Margaret A. Vicente
Title:

PETER L. BAILEY	By:	/s/ Peter Bailey
	Name:	Peter Bailey
Title:

PWZ, LLC	Purr Waddoups Brown Gee & Loveless, Manager
	By: Name:	/s/ Kenneth Tillon Kenneth Tillon
	Title:	Treasurer

R. LECOUNT	By:	/s/ R. LeCount
	Name:	R. LeCount
Title:

RICHARD AND ELLEN STANLEY	By: Name:	/s/ Richard Stanley and Ellen Stanley Richard and Ellen Stanley
Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

RICHARD D. WALTMAN & LOIS R.	By:	/s/ Richard D. Waltman

WALTMAN, AS JOINT TENANTS WITH RIGHTS OF	Name:	Richard D. Waltman
SURVIVORSHIP	Title:

RICHARD SWENSEN	By:	/s/ Richard Swensen

	Name:	Richard Swensen

Title:

RIGBY FAMILY TRUST	By:	/s/ Sherman L. Rigby

	Name:	Sherman L. Rigby
	Title:	Trustee

RIGBY INVESTMENT	By:	/s/ Larry Rigby

Name:

	Title:	Gen Partner

ROBERT E. WOODS TRUST	By:	/s/ Robert E. Woods

	Name:	Robert E. Woods

	Title:	Trustee

SALMAN MASUD	By:

Name:

Title:

SAMUEL R. MCLAUGHLIN & KIMBERLY A.	By:

MCLAUGHLIN	Name:

Title:

SOKOLOFF FAMILY TRUST	By:	/s/ Norm Sokoloff

	Name:	Norm Sokoloff, MD
	Title:	Trustee

SONJA CHANDLER	By:	/s/ Sonja Chandler

	Name:	Sonja Chandler
	Title:	Co-Founder
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

STANLEY RESEARCH FOUNDATION	By:	/s/ Theodore H. Stanley

Name:

Title:

KELLY C. HARMSEN	By:	/s/ Kelly C. Harmsen

	Name:	Kelly C. Harmsen
Title:

STEVE REGAN CO. PROFIT SHARING TRUST	By:	/s/ Steve Harmsen

	Name:	Steve Harmsen

	Title:	Manager

STEVEN G. CHARAPATA	By:	/s/ Steven Charapata

	Name:	Steven Charapata

Title:

STEVEN G. CHARAPATA RESTATED REVOCABLE	By:	/s/ Steven G. Charapata

TRUST	Name:	Steven G. Charapata

	Title:	Trustee

STEVEN G. GOURLAY	By:	/s/ Steven G. Gourlay

	Name:	Steven G. Gourlay
Title:

SUSAN AND TED STANLEY	By:	/s/ Theodore Stanley and Susan Stanley

Name:

Title:

SUSANNA I.F.D. VAN TETTERODE	By:

Name:

Title:

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

TED STANLEY FAMILY LIMITED PARTNERSHIP	By:	/s/ Ted Stanley

Name:

Title:

TETON WOMEN’S HEALTH CENTER FBO MARGARET	By:	/s/ Margaret Leverett

LEVERETT PENSION PLAN	Name:	Margaret Leverett

	Title:	Stockholder

THE SCHAFER-MAIR FAMILY TRUST	By:	/s/ Margaret Mair

	Name:	Margaret Mair

	Title:	M.D.

THE TAPEMARK COMPANY	By:	/s/ James T. Burmeister

	Name:	James T. Burmeister
	Title:	Sr. V.P. and CFO

THEODORE J. STANLEY	By:	/s/ Theodore J. Stanley

	Name:	Theodore J. Stanley

Title:

TODD LOUIS MAIBACH SEP IRA UTA CHARLES	By:	/s/ Todd Maibach

SCHWAB & CO INC.	Name:	Todd Maibach

Title:

WASATCH PARTNERS II, LLC	By:	/s/ Todd J. Stevens

	Name:	Todd J. Stevens
	Title:	Managing Member

WASATCH VENTURE FUND II, LLC	By:	/s/ Todd J. Stevens

	Name:	Todd J. Stevens
	Title:	Managing Director
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

WILLIAM J. JACOBS	By:	/s/ William J. Jacobs

Name:

Title:

WILLTRUST A PARTNERSHIP FBO GEORGE	By:	/s/ Sharla Galbraith

PETERSEN KEOGH PLAN	Name:	Sharla Galbraith
	Title:	Partner

ZIONS SBIC, LLC	By:	/s/ Todd J. Stevens

	Name:	Todd J. Stevens
	Title:	Managing Director
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

THE BOARD OF TRUSTEES OF THE LELAND	By:	/s/ Tyler Edelstein

STANFORD JUNIOR UNIVERSITY (SEVF2)	Name:	Tyler Edelstein
	Title:	Managing Director, Separate Investments

VSPRING II, L.P.	By: vSpring Management II, LLC

	By:	/s/ Dinesh Patel

	Name:	Dinesh Patel
	Title:	Managing Director
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

Exhibit A
Schedule of Series A Investors

NAME	SHARES
Nancy A. Rigby Family Living Trust	20,576
Rigby Investment	41,152
James A. Bradway and Alice K. Bradway	100,000
Pamela K. Stewart Weilenmann and Michael L. Weilenmann	10,288
Ted Stanley Family Limited Partnership	102,880
John R. Hampshire	5,144
Harold W. Rosemann and Cathy Rosemann	5,144
Lanette P. and Larry H. Hansen	5,144
Ingrid Seuffert	5,144
Joseph W. Pepper	5,144
Michael N. Behrens	5,144
Dennis J. and Janet M. Clifford	5,144
Greg F. Schenk	61,728
Merced Investments LLC	10,288
Craig R. Crockett, Trustee of the Craig R. Crockett profit Sharing Plan Dated 12-30-88	15,432
Jan A. Crockett and/or Craig R. Crockett	5,144
Dennis J. Wyman and Jane R. Wyman	51,440
Dennis V. Haslam Revocable Trust Dated 11/4/88	5,144
Glen A. Larsen	5,144
Dennis P. and Robin L. O’Brien	20,576
Anthony A. and Robin L. Betz	5,144
R. LeCount	5,144
Joseph and Marianne Ojile	5,144
Keith H. and Kelly A. O’Brien	10,288
Michael E. and Katherine S. Dougherty	5,144
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

NAME	SHARES
Maurice Lippmann, M.D., or Marianne H. Lippmann	5,144
Steve Regan Co. Profit Sharing Trust	5,200
Stephen M. and Kelly C. Harmsen	15,500
Steven G. Charapata	9,250
Nathan L. Pace, Jennifer A. Pace, JTWROS	10,288
Mary Ann O. Stanley, Trustee, or her successors in trust, under the Mary Ann O. Stanley Living Trust, dated May 5, 1997, and any amendments thereto	51,440
Stanley Research Foundation	51,440
Perry G. Fine	5,144
Mark J. Adrian, Sr.	5,144
Colby H. Mosier	5,144
Rigby Family Trust	5,144
Carolyn and Michael Ashburn	12,346
Patsy R. Ashburn-Woods Trust	8,230
The Schafer-Mair Family Trust	5,144
David J. Birnbach	5,144
Edward Chung	5,144
Jack Foley	10,288
Pacific North West Pain Management Assoc. Inc. PS. Pension Plan FBO Stuart Du Pen, M.D.	6,200
Michael J. Clifford	5,144
James U. Jensen	20,000
Allen F. Hill	10,288
David M. Berryman and Lisa Y. Berryman	5,144
Richard and Ellen Stanley	102,880
Ellen and Theodore Stanley	102,880
Robert E. Woods Trust	2,057
Peter J. Vicente and Margaret D. Vicente	30,864
Donna P. Kimball and John F. Kimball, Jr.	5,144
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

NAME	SHARES
Linda J. Rice, Trustee of the Linda J. Rice Trust U/D/T/ dtd. 4/2/01	5,144
Susanna I.F.D. Van Tetterode	10,288
Wasatch Venture Fund II, LLC	102,881
Blaine L. and Marilyn B. Carlton, Joint Owners	2,058
David R. Rudd and Leslie C. Rudd, Joint Tenants	2,058
Blake Parrish and Jill Parrish, Joint Tenants	2,058
Theodore J. Stanley	5,144
Richard D. Waltman & Lois R. Waltman, as joint tenants with rights of survivorship	10,288
Barbara Bagnasacco	2,058
Charles Schwab & Co., Inc. FBO Richard Dean Waltman, IRA	41,153
FBO The Mayfield Family Trust U/A	3,900
Dale and Kimberly Mayfield	3,900
PWZ, LLC	38,284

Total	1,251,613

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

Exhibit B
Schedule of Series B Investors

NAME	SHARES
Cephalon, Inc.	170,940
The Tapemark Company	25,650
Jim Bradway M.D., P.C. Trust Retirement Plan	4,274
Steven G. Charapata	4,616
Linda J. Rice, Trustee, Linda J. Rice Trust	40,000
Pamela Callahan	4,274
Christopher M. Viscomi	4274
Peter L. Bailey	4274
Ingrid Seuffert	4,274
Lewis S. Coleman, M.D.	4,274
Craig R. Crockett, Trustee of the Craig R. Crockett Profit Sharing Plan Dated 12-30-88	8,548
Henry Goitz, MD	4,274
David B. Aland	4,274
FBO The Mayfield Family Trust U/A	5,112
Dale and Kimberly Mayfield	5,112
B. Kerry Lowder and Terri Lowder	17,436
Richard Swensen	4,274
Kirton & McConkie	4,274
ALMA Investments, L.L.C.	4,274
Wasatch Partners II, LLC	1,710
Zions SBIC, LLC	341,880
Samuel R. McLaughlin & Kimberly A. McLaughlin	4,274
Bruce Ward	4,274
William J. Jacobs	4,274
Charles Schwab & Co. Inc. FBO: Greg F. Schenk IRA	21,007
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

B-1

NAME	SHARES
Marianne Ojile	12,000
Dennis J. & Janet M. Clifford	4,856
Anthony G. Messina	51,282
Jennifer A. McFarlane Trust, 1998	4,274
Daniel and Margaret. Seligson Trust UAD 3/27/97	4,274
Charles Schwab & Co. Inc. FBO John B. Iverson IRA	4,274
Daniel Ruben	4,274
Anthony A. and Robin L. Betz	3,077
Harold W. and Cathy Rosemann	4,274
Eugene D. Memoly	4,274
Sonja Chandler	4,274
Patrick G. Lynn	2,200
Keith H. and Kelly A. O’Brien	4,274
Dennis P. O’Brien and Robin L. O’Brien	9,000
Matthew Frank	3,420
Steven G. Gourlay	4,274
Sokoloff Family Trust	5,500
Burwen Family Trust U/D/T Dated 9/30/88	8,547
Theodore J. Stanley	4,274
IRA FBO George S. Taylor, Pershing LLC as Custodian	7,500
Jack Foley	3,000
Gary Reich IRA UTA Charles Schwab & Co Inc.	2,137
Todd Louis Maibach SEP IRA UTA Charles Schwab & Co Inc.	2,137

Total	859,243

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

B-2

Exhibit C
Schedule of Series C Investors

Number of Shares to be
Name of Investor	Issued at Closing
MICHAEL & KATHERINE DOUGHERTY	4,079
MAYFIELD FAMILY TRUST	30,000
JAMES A. BRADWAY	24,474
STEVEN G. CHARAPATA RESTATED REVOCABLE TRUST	4,079
DENNIS J. AND JANET M. CLIFFORD	4,079
DENNIS J. AND JANE R. WYMAN	16,313
CRAIG R. CROCKETT, TRUSTEE OF THE CRAIG R. CROCKETT PROFIT SHARING PLAN DATED 12-30-88	4,079
JOHN R. HAMPSHIRE	10,000
JOSEPH AND MARIANNE OJILE	5,000
DALE AND KIM MAYFIELD	10,000
JUDITH P. MARTIN, TRUSTEE OF JUDITH P. MARTIN REV TRUST DTD 10/18/93	4,079
MOUNTAINLAND BUILDERS INC. PROFIT SHARING PLAN FBO STEPHEN M. SCHIRF	4,079
DENNIS V. HASLAM, TRUSTEE, DENNIS V. HASLAM REVOCABLE TRUST	8,158
JAMES A. BRADWAY, TRUSTEE OF JIM BRADWAY MD, PC TRUST RETIREMENT PLAN	4,890
MERCED INVESTMENTS LLC	8,157
SALMAN MASUD	20,000
DRAPER FISHER JURVETSON FUND VII, L.P.	1,237,195
DRAPER FISHER JURVETSON PARTNERS VII, LLC	18,042
DRAPER ASSOCIATES, L.P.	33,507
DRAPER FISHER JURVETSON EPLANET VENTURES L.P.	785,482
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

C-1

Number of Shares to be
Name of Investor	Issued at Closing
DRAPER FISHER JURVETSON EPLANET VENTURES GMBH & CO. KG	13,866
DRAPER FISHER JURVETSON EPLANET PARTNERS FUND, LLC	16,313
LINDA J. RICE, TRUSTEE LINDA J. RICE TRUST	8,158
STEVEN G. GOURLAY	4,079
A.J.M. BEEKMAN	16,000
DR. P.L. HOUWELING	32,000
STANLEY RESEARCH FOUNDATION	48,939
SUSAN AND TED STANLEY	163,132
ANTHONY G. MESSINA	32,626
JACK FOLEY	7,341
ELLEN STANLEY AND RICHARD STANLEY AS J.T.	16,313
IRA FBO GEORGE S. TAYLOR, PERSHING LLC AS CUSTODIAN	7,500
TETON WOMEN’S HEALTH CENTER FBO MARGARET LEVERETT PENSION PLAN	4,079
JAMES MICHAEL OLDROYD TRUSTEE OF THE TETON WOMEN’S HEALTH CENTER PA MONEY PURCHASE PLAN & TRUST	12,234
MICHAEL J. CLIFFORD	4,079
WILLTRUST A PARTNERSHIP FBO GEORGE PETERSEN KEOGH PLAN	7,341
GLEN A. LARSEN TERESA L. LARSEN	16,314
MARY O. STANLEY LIVING TRUST	81,567
GREG F. SCHENK	4,100
DAVID J. BIRNBACH	20,000
INGRID SEUFFERT	16,313
COLBY H. MOSIER	5,000
CDIB BIOSCIENCE VENTURES I, INC.	326,265
KELLY C. HARMSEN	10,000
ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

C-2

Number of Shares to be
Name of Investor	Issued at Closing
WASATCH PARTNERS II, LLC	3,262
THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SEVF2)	16,313
VSPRING II, L.P.	489,397

TOTAL	3,618,223

ZARS, Inc.-Second Amended and Restated Registration Rights Agreement

C-3